                                                                      EXHIBIT 11


                  STATEMENT OF DETERMINATION OF COMMON SHARES
                  --------------------------------------------
                                      AND
                                      ---
                            COMMON SHARE EQUIVALENTS
                            ------------------------






                                    Average No. of Common Shares        Average No. of Common Shares
                                     & Common Share Equivalents          & Common Share Equivalents
                                     Assumed to be Outstanding           Assumed to be Outstanding
                                   During the Three Months Ended:       During the Six Months Ended:
                                  -------------------------------       ------------------------------
                                    August 30,       August 31,           August 30,     August 31,
                                       1997          1996 (c)               1997          1996 (c)
                                  --------------   -------------         ------------   --------------
Weighted average number of
 common shares outstanding (a)      27,764,591      27,357,976           27,834,265        27,250,442


Common share equivalents
 resulting from the assumed            676,527         657,076              640,998           588,208
 exercise of stock options (b)

                                  --------------   -------------      -------------    --------------

Total primary common shares
 and common share equivalents       28,441,118      28,015,026           28,475,263        27,838,650

                                  ==============   =============      =============    ==============

(a) Beginning balance of common stock adjusted for changes in amount outstanding, weighted by the elapsed portion of the period during which the shares were outstanding.

(b) Common share equivalents computed by the "treasury" method. Share amounts represent the dilutive effect of outstanding stock options which have an option value below the average market value for the current period.

(c) Restated to reflect the stock split, effected in the form of a 100% stock dividend, issued in February 1997.

                                       -14-